Exhibit 99.1

SOUTHERN CALIFORNIA BANCORP AND CALIFORNIA BANCORP
COMPLETE MERGER OF EQUALS

San Diego, Calif. and Oakland, Calif., July 31, 2024 – Southern California Bancorp (NASDAQ: BCAL), the holding company for Bank of Southern California, N.A., and California BanCorp, the holding company for California Bank of Commerce, announce the successful closing of their previously announced merger of equals. Effective July 31, 2024, California BanCorp has merged with and into Southern California Bancorp, and California Bank of Commerce has merged with and into Bank of Southern California, N.A. The combined holding company has assumed the California BanCorp name, and the combined bank has assumed the California Bank of Commerce, N.A. name. The combined holding company will trade on the Nasdaq Capital Market under the symbol “BCAL.”

“We are pleased to announce the closing of a transaction that brings together two leading commercial banks to form a state-wide California commercial banking franchise that serves all of our state’s major markets,” said David Rainer, Executive Chairman of California Bancorp. “We are grateful for the hard work, perseverance and collaborative efforts of our directors and management teams to make this merger possible. Going forward, the combined company’s board of directors will consist of six directors selected from each of the merging companies. On behalf of Steve Shelton and myself, we thank all the departing directors for the leadership they have provided to both banks over the years.”

“We are excited to announce the completion of this merger of two highly compatible banking institutions and begin this new chapter,” said Steven Shelton, Chief Executive Officer of California BanCorp. “We look forward to building a franchise with greater scale and an expanded suite of products and service offerings which will allow us to deliver exceptional service to our clients and generate significant value to our shareholders.”

At the effective time of the merger on July 31, 2024, each share of California BanCorp common stock was converted into the right to receive 1.59 shares of Southern California Bancorp common stock. The resulting company, with total assets of approximately $4.2 billion, retains the banking offices of both banks, adding California Bank of Commerce’s one full-service bank branch and its four loan production offices in the Bay Area to Bank of Southern California, N.A.’s 13 full-service bank branches located throughout the Southern California region.

The combined holding company’s Board of Directors consists of 12 directors: six from Southern California Bancorp and six from California BanCorp:

●	Andrew Armanino
●	Stephen Cortese
●	Kevin Cullen
●	Frank Di Tomaso
●	Rochelle Klein
●	Lester Machado
●	Richard Martin
●	Frank Muller
●	David Rainer
●	Steve Shelton
●	David Volk
●	Anne Williams

1

Banking locations for Bank of Southern California, N.A. and California Bank of Commerce will begin to operate under the new California Bank of Commerce, N.A. name as of August 1, 2024, while full integration is anticipated to take place by September 23, 2024. At this time, customers will not experience any changes to their banking and should continue using their current banking locations, checks, bank cards, online banking and other banking services. Signage and documents will begin to reflect the California Bank of Commerce, N.A. name following the integration of the companies’ banking systems.

About California BanCorp

California BanCorp (NASDAQ: BCAL) is a registered bank holding company headquartered in San Diego, California. California Bank of Commerce, N.A., a national banking association chartered under the laws of the United States (the “Bank”) and regulated by the Office of Comptroller of the Currency, is a wholly owned subsidiary of California BanCorp. Established in 2001 and headquartered in San Diego, California, the Bank offers a range of financial products and services to individuals, professionals, and small to medium-sized businesses through its 14 branch offices and four loan production offices serving Northern and Southern California. The Bank’s solutions-driven, relationship-based approach to banking provides accessibility to decision makers and enhances value through strong partnerships with its clients. Additional information is available at www.bankcbc.com.

Forward-Looking Statements

This communication may contain certain forward-looking statements, including but not limited to certain plans, expectations, projections and statements about the benefits of the proposed merger (the “Merger”) of Southern California Bancorp (“SCB”) and California BanCorp (“CBC”), and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by the Private Securities Litigation Reform Act of 1995.

Factors that could cause or contribute to results differing from those in or implied in the forward-looking statements include but are not limited to the ability to complete the integration of SCB and CBC successfully; costs being greater than anticipated; cost savings being less than anticipated; changes in economic conditions; the risk that the Merger disrupts the business of the combined company; difficulties in retaining senior management, employees or customers; the dilution caused by SCB’s issuance of additional shares in connection with the Merger; the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; and other factors that may affect the future results of the combined company. Additional factors that could cause results to differ materially from those described above can be found in SCB’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission (the “SEC”) and is available in the “Investor Relations” section of SCB’s website, www.bankcbc.com, and in other documents that SCB files with the SEC. Investors may obtain free copies of these documents and other documents filed with the SEC on its website at www.sec.gov.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. SCB does assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

INVESTOR RELATIONS CONTACT

Kevin Mc Cabe

California BanCorp

kmccabe@bankcbc.com

818.637.7065

2